Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Federated Core Trust:

In planning and performing our audit
of the financial statements of
Federated Bank Loan Core Fund (the
?Fund?) (one of the portfolios
constituting Federated Core Trust) as
of and for the year ended June 30,
2013, in accordance with the standards
of the Public Company Accounting
Oversight Board (United States), we
considered the Fund?s internal control
over financial reporting, including
controls over safeguarding securities,
as a basis for designing our auditing
procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not
for the purpose of expressing an
opinion on the effectiveness of the
Fund?s internal control over financial
reporting. Accordingly, we express no
such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of controls.
A company?s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with generally
accepted accounting principles. A
company?s internal control over
financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions, or
that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the company?s annual
or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund?s
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Fund?s
internal control over financial
reporting and its operation, including
controls over safeguarding securities,
that we consider to be a material
weakness as defined above as of June
30, 2013.
This report is intended solely for the
information and use of management
and the Board of Trustees of the Fund
and the Securities and Exchange
Commission and is not intended to be,
and should not be, used by anyone
other than these specified parties.





	/s/ Ernst & Young LLP



Boston, Massachusetts
August 23, 2013